UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2018

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 27, 2018, CBS Corporation (the “Company” or “CBS”) entered into a letter agreement, effective as of September 9, 2018 (the “Letter Agreement”), with Joseph R. Ianniello, the Company’s President and Acting Chief Executive Officer (“Acting CEO”), which includes the following modifications to Mr. Ianniello’s existing employment agreement dated as of July 1, 2017:

•

Mr. Ianniello will serve as Acting CEO until the appointment by the CBS Board of Directors (the “Board”) of Mr. Ianniello or another individual as the Company’s Chief Executive Officer on a permanent basis; the Company acknowledges and agrees to conclude its formal search process for a permanent Chief Executive Officer in a timely manner and that Mr. Ianniello will be a candidate and will be afforded good faith consideration.

•

For so long as Mr. Ianniello is serving as Acting CEO, he shall be the highest-ranking executive of CBS (i.e., there shall be no executive of equal or higher ranking), and he shall have the right, subject to Board approval, to name a successor Chief Financial Officer.

•

Mr. Ianniello will receive no additional compensation for his services as Acting CEO; if Mr. Ianniello is selected to become the Company’s permanent Chief Executive Officer, CBS will renegotiate his employment agreement in good faith.

•

Mr. Ianniello continues to be entitled to receive severance payments and benefits upon a resignation for “good reason”; the “good reason” definition has been updated to reflect Mr. Ianniello’s new role as Acting CEO and has been modified to include the failure of CBS to appoint a permanent Chief Executive Officer on or before June 30, 2019 or the appointment of a person other than Mr. Ianniello as Chief Executive Officer of CBS.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10(a) to this Form 8-K and is incorporated by reference herein.

(b)(e) On September 21, 2018, the Company entered into a separation agreement (the “Separation Agreement”) with Gil Schwartz, the Company’s Senior Executive Vice President and Chief Communications Officer, which provides for Mr. Schwartz’s separation from the Company, effective November 1, 2018. The Separation Agreement specifies that Mr. Schwartz’s separation shall be deemed to be pursuant to paragraph 7(b)(i) of Mr. Schwartz’s employment agreement with the Company dated as of July 1, 2016, as amended (the “GS Employment Agreement”), and provides for substantially the same severance payments and benefits as the GS Employment Agreement, except that the calculation of Mr. Schwartz’s bonus for 2018 will be based on the same amount as the bonus he received for fiscal 2017, prorated through November 1, 2018.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10(b) to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10(a)	Letter Agreement dated as of September 9, 2018

10(b)	Separation Agreement dated September 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: September 27, 2018

4